UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 24, 2005

Veritas DGC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7427	76-0343152
(Commission File Number)	(I.R.S. Employer Identification No.)

10300 Town Park Drive
Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 351-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

By letter agreement dated October 24, 2005, we amended the Amended and Restated Employment Agreement dated October 22, 2001, which we entered into with Stephen J. Ludlow, a director and vice chairman of Veritas DGC Inc., on October 22, 2001.  The employment agreement was previously amended on November 14, 2001.

Our employment agreement with Mr. Ludlow, as amended, continues until March 31, 2006 unless it is extended by mutual agreement or unless we elect to terminate the agreement earlier.  Until March 31, 2006, Mr. Ludlow is entitled to a minimum annual salary of $280,000 under the agreement and will continue to participate in equity compensation and incentive payment plans offered to other executive officers.  On March 31, 2006, unless the agreement is extended or earlier terminated, (other than a termination in connection with a change of control of Veritas DGC), Mr. Ludlow is entitled to a lump sum payment under his employment agreement equal to two years of annual base salary and to a lump sum payment equal to the amount payable for group insurance premiums under COBRA for a period of 12 months.  Options previously granted to Mr. Ludlow will continue to vest following the termination of Mr. Ludlow’s employment on the schedule set forth in his option grant agreements and will continue to be exercisable for the period specified in the applicable option grant agreement.  In the event a change in control of Veritas DGC occurs within two years after such termination, under certain conditions Mr. Ludlow will be entitled to a lump sum payment under his employment agreement equal to three times the sum of his annual base salary and annual bonus less certain payments previously made.  In addition, all options to purchase Common Stock of the Company granted to Mr. Ludlow will then immediately become exercisable.  Mr. Ludlow has agreed not to compete with the Company for a period of two years following the date of termination.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Stephen J. Ludlow, currently a director and vice chairman of the Company, has announced his intention to retire from the Company in March 2006.  Mr. Ludlow will continue to serve in his present role as a director and vice chairman until the next annual meeting of stockholders in December 2005 and will then be named an executive vice president of the Company.  He will continue in that role until his retirement to assure an orderly transition of his current duties.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

10.1

Amended and Restated Employment Agreement between Veritas DGC Inc. and Stephen J. Ludlow. (Exhibit 10-C to Veritas DGC Inc.’s Form 10-Q for the quarter ended October 31, 2001 is incorporated herein by reference.)

10.2

Amendment No. 1 to Amended and Restated Employment Agreement between Veritas DGC Inc. and Stephen J. Ludlow. (Exhibit 10-D to Veritas DGC Inc.’s Form 10-Q for the quarter ended October 31, 2001 is incorporated herein by reference.)

10.3	Letter Agreement dated October 24, 2005, between Veritas DGC Inc. and Stephen J. Ludlow

99.1	Press release dated October 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date:	October 28, 2005	By:	/s/ LARRY L. WORDEN
		Name:	Larry L. Worden
		Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Employment Agreement between Veritas DGC Inc. and Stephen J. Ludlow. (Exhibit 10-C to Veritas DGC Inc.’s Form 10-Q for the quarter ended October 31, 2001 is incorporated herein by reference.)

10.2

Amendment No. 1 to Amended and Restated Employment Agreement between Veritas DGC Inc. and Stephen J. Ludlow. (Exhibit 10-D to Veritas DGC Inc.’s Form 10-Q for the quarter ended October 31, 2001 is incorporated herein by reference.)

10.3	Letter Agreement dated October 24, 2005, between Veritas DGC Inc. and Stephen J. Ludlow

99.1	Press release dated October 27, 2005